Exhibit 99.1

Worthington Steel Announces Launch of $900 Million Senior Secured Notes Offering

COLUMBUS, Ohio, May 26, 2026 – Worthington Steel, Inc. (“Worthington Steel”) (NYSE: WS), announced today that WS Escrow LLC (the “Escrow Issuer”), a wholly owned subsidiary of Worthington Steel, intends to offer (the “Offering”), subject to market conditions and other factors, $900 million aggregate principal amount of senior secured notes due 2033 (the “Notes”).

Worthington Steel intends to use the net proceeds from the proposed Offering, together with borrowings under a new term loan credit facility, (i) to fund the consideration and other payments in connection with Worthington Steel’s pending acquisition (the “Kloeckner Acquisition”) of Kloeckner & Co SE (“Kloeckner”), (ii) to fund loans to Kloeckner pursuant to a shareholder loan, (iii) to fund share purchases and other compensation to remaining minority Kloeckner shareholders in connection with the Kloeckner Acquisition, (iv) to pay transaction fees and expenses related to the foregoing, (v) to repay certain existing indebtedness of Worthington Steel and Kloeckner and (vi) for general working capital purposes of Worthington Steel and its subsidiaries. The Offering is not conditioned on the consummation of the Kloeckner Acquisition.

If the Kloeckner Acquisition is not expected to be consummated within three business days of the closing of the Offering, the Escrow Issuer will issue the Notes and will deposit (or cause to be deposited) the net proceeds of the Offering into an escrow account (the “Escrow Account”) for the benefit of the holders of the Notes until the date on which certain escrow release conditions are satisfied (the “Escrow Release”). If the Kloeckner Acquisition is expected to be consummated within three business days of the closing of the Offering, then Worthington Steel may elect to issue the Notes directly, rather than through the Escrow Issuer, and the net proceeds will not be deposited into escrow. If the Acquisition is not consummated by March 12, 2027 or upon the occurrence of certain other events, the Notes will be subject to a special mandatory redemption at a price equal to 100% of the issue price of the Notes, plus accrued and unpaid interest to, but not including, the date of the special mandatory redemption.

If the Notes are issued by the Escrow Issuer, prior to the Escrow Release, the Notes will not be guaranteed and will be the sole obligation of the Escrow Issuer. Substantially concurrently with the Escrow Release, the Escrow Issuer will merge with and into Worthington Steel, with Worthington Steel continuing as the surviving entity. Worthington Steel will then assume the obligations of the Escrow Issuer under the Notes and the indenture governing the Notes, and the Notes will be fully and unconditionally guaranteed by each of Worthington Steel’s subsidiaries that guarantee Worthington Steel’s obligations under its new term loan credit facility. From and after the Escrow Release, the Notes and the related guarantees will be secured by liens on substantially all of Worthington Steel’s and the guarantors’ assets, subject to certain exceptions.

The Notes and the related guarantees have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), any state securities laws or the securities laws of any other jurisdiction. The Notes and the related guarantees may not be offered or sold in the United States or to, or for the benefit of, U.S. persons absent registration or pursuant to an exemption from, or in a transaction not subject to, registration. The Notes and related guarantees will be offered only to persons who are either reasonably believed to be “qualified institutional buyers” under Rule 144A or who are “non-U.S. persons” under Regulation S under the Securities Act.

This press release is neither an offer to sell, nor the solicitation of an offer to buy, the Notes or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the Notes or any other securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

About Worthington Steel

Worthington Steel is one of North America’s premier value-added metals processors with the ability to provide a diversified range of products and services that span a variety of end markets.

Forward-Looking Statements

This press release includes forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements regarding Worthington Steel’s and Kloeckner’s plans, objectives, expectations and intentions related to the Kloeckner Acquisition and the benefits of the transaction, the expected outcomes of the Kloeckner Acquisition, including estimated cost, operations and commercial synergies and the timeline to realize such synergies, the expected timeline for completing the acquisition, and other statements that are not historical or current fact and are characterized by terms like “expects,” “believes,” “anticipates,” “is of the opinion,” “tries,” “estimates,” “intends,” “plans,” “assumes,” “may,” “will,” “would,” “should” and “aims” and similar expressions. Forward-looking statements are based on current intentions, assumptions or expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause results to differ materially from current expectations include, but are not limited to, risks and uncertainties regarding Worthington Steel’s and Kloeckner’s respective businesses and the proposed acquisition, and actual results may differ materially. These risks and uncertainties include, but are not limited to, (i) the ability of the parties to successfully complete the proposed Kloeckner Acquisition on the anticipated terms and timing, including obtaining required regulatory approvals, (ii) risks and uncertainties related to general market conditions and the completion of the proposed Offering on the anticipated terms, or at all, (iii) Worthington Steel’s entry into the term loan credit facility, (iv) the effects of the transaction on Worthington Steel’s and Kloeckner’s operations, including on the combined company’s future financial condition and performance, operating results, strategy and plans, including anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, losses, future prospects, and business and management strategies for the management, expansion and growth of the new combined company’s operations, (v) the potential impact of the announcement or consummation of the proposed Kloeckner Acquisition on relationships with customers, suppliers and other third parties, (vi) the ability of the combined company to achieve the anticipated cost synergies or accretion to earnings per share, and (vii) the other factors detailed in Worthington Steel’s reports filed with the SEC, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q under the caption “Risk Factors,” as well as the other risks discussed in Worthington Steel’s filings with the SEC.

In addition, these statements are based on assumptions that are subject to change. This press release speaks only as of the date hereof. Worthington Steel disclaims any duty to update the information herein.

Media Contacts:

Worthington Steel

Melissa Dykstra

Vice President, Corporate Communications and Investor Relations

Phone: 614-840-4144

Melissa.Dykstra@WorthingtonSteel.com

European Media Contact:

Brunswick Group

Julia Klostermann

Director

+49 174-740-2796

Jklostermann@brunswickgroup.com